BY-LAWS
                          OLYMPUS INTERNATIONAL, INC.

                                    ARTICLE I

                            MEETING OF STOCKHOLDERS

	     SECTION 1.	The annual meeting of the stockholders of the Company
shall be held at a location designated by the Board of Directors on a date designated by the Board of Directors, not later than six months after the end of the fiscal year for the purpose of electing directors of the company to serve during the ensuing year and for transaction of such other business as may be brought before the meeting.

	    At least thirty days written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time issuing the notice at his or her, or its address last known, as the same appears on the books of the company.

	    SECTION 2.	Regular and Special meetings of the stockholders may be
held at the office of the Company in the State of Arizona, or elsewhere, whenever called by the President, or by the Chairman of the Board of Directors, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 25% of the issued and outstanding capital stock of the company. At least thirty days written notice of such meeting, specifying the day, hour and place, when and where such meeting shall be convened and objectives for calling the same, shall be mailed in a United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her last known address, as the same appears on the books of the company.

	    SECTION 3.	If all the stockholders of the company shall waive notice
of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

	    The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

	    If the address of any stockholder does not appear upon the books of the company it shall be sufficient to address any notice to such stockholder at the principal address of the corporation.

	    SECTION 4.	 All business lawful to be transacted by the stockholders
of the company, may be transacted at any special meeting or at any adjournment thereof. Only such business however, shall be acted upon at a special meeting of the stockholders as shall have been referred to in the notice calling such meeting, but at any stockholders' meeting at which all the outstanding capital stock of the company is represented either in person or by proxy, any lawful business may be transacted and such meeting shall be valid for all purposes.

	    SECTION 5.	At the stockholders' meetings the holders of Fifty One
percent (51%) of the amount of the entire issued and outstanding capital stock of the company shall constitute a quorum for all purposes of such meetings. Nevada Revised Statutes Section 78.378 to Section 78.3793 do not apply and a controlling interest of the outstanding capital stock shall have voting rights upon acquisition.

	    If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall be present, any business may be transacted which might have been transacted as originally called.

	    SECTION 6. 	At each meeting of the stockholders every stockholder
shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his name or her or its name upon the books of the corporation, ten days preceding the day of such meeting. The votes for directors and upon demand of any stockholder the votes upon any question before the meeting, shall be viva voce.

	    At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the Company, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of stockholders shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders or they cannot be used at such election or meeting.

	    SECTION 7.	At each meeting of the stockholders the polls shall be
opened and closed; the proxies and ballots issued, received and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

	    SECTION 8.	Any action which may be taken at any annual or special
meeting of stockholders may be taken without a meeting or vote if one or more stockholder consents in writing, setting forth action to be so taken, and this consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all the shares entitled to vote on the action were present and vote. Prompt notice of the taking of the corporate action without a meeting of stockholders shall be given to those stockholders who have not consented in writing.

	    SECTION 9.	At the stockholders' meeting the regular order of
business shall be as follows:

            1. Reading and approval of the Minutes of previous meeting or meetings;

            2. Reports of the Board of Directors, the President, Treasurer and
               Secretary of the Company in the order named;

            3. Reports of Committee;

            4. Election of Directors;

            5. Unfinished Business;

            6. New Business;

            7. Adjournment.

                                      ARTICLE II

                             DIRECTORS AND THEIR MEETINGS

	    SECTION 1.	The Board of Directors of the Company shall consist of no
less than one person and no more than seven person who shall be chosen by the stockholders annually at the annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualify. Directors may be removed with or without cause by a stockholder vote of two-thirds majority of all votes eligible to be cast.

	    SECTION 2.	When any vacancy occurs among the Directors by death,
resignation, disqualification or other cause, the stockholders at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

	    SECTION 3.	Meeting of the Directors may be held at the principal
office of the company or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

	    SECTION 4.	Without notice or call, the Board of Directors shall
hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

	    Regular meetings of the Board of Directors shall be held at the location, in the afternoon of the same day as the Annual Meeting of the Shareholders. Notice of such regular meeting shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these By-Laws for holding such regular meetings.

	    Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three days notice by mail or telegraph.

	    Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall not have been waived by all absentees provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

   	    Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

	    SECTION 5.	A majority of the Board of Directors in office shall
constitute a quorum present, a majority of those present may adjourn from time to time until a quorum shall be present, and no notice of any adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation the unanimous action of all of the Directors shall be required.

	    SECTION 6.	A Director need not be a stockholder of the corporation.

	    SECTION 7.	The Directors as such shall not be entitled to receive
any fixed sums or stated salaries for their services, but, by resolution of the Board of Directors, a fixed sum and reasonable expenses of attendance at the meeting of the Board of Directors may be provided and allowed, provided that nothing herein contained shall, or shall be construed so as to, preclude any director from serving the corporation in any other capacity or receiving compensation therefor. Members of special or standing committees may be allowed a fixed sum and expense of attendance, if any, at committee meetings.

	    SECTION 8.	The Board of Directors shall make a report to the
shareholders at the annual meetings of the condition of the company and shall, at request, furnish each of the stockholders with a true copy thereof.

	    The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

	    SECTION 9.	The Board of Directors shall have the power from time to
time to provide for the management of the offices of the Company in such manner as they see fit, and in particular from time to time to delegate any of powers in the Board in the course of the current business of the company to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the company with such powers (including the power to sub delegate), and upon such terms as may be deemed fit.

	    SECTION 10.	The Board of Directors is vested with the complete and
unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the company its entire corporate authority.

	    SECTION 11.	No director or officer or member of the Executive
Committee shall be liable for acts as such if excused from liability under any present or future provision or provisions of any Federal law or law of any state in which the company does business; and, in addition, each officer or director or member of the Executive Committee shall, in the discharge of any duty imposed or power conferred upon him or her by the corporation, be fully protected if in the exercise of ordinary care, such officer, director or member of the Executive Committee acted in good faith and in reliance upon the written opinion of any attorney of the corporation, the books of account or reports made to the corporation by any of its officials or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such Committee, or in reliance upon other records of the corporation.

	    SECTION 12.	  Each director, officer, former director and former
officer of this corporation and each person who may have served at its request as a director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be and hereby is indemnified by the corporation against liabilities imposed upon such director or officer and against expenses actually and reasonably incurred in connection with any claim made against such person, or in the defense of any action, suit, or proceeding to or in which such person is or may be made a party by reason of being or having been such director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer shall be indemnified with respect to matters as to which that person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonable payment, made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification shall be in addition to, but shall not exclude, any other rights to which directors or officers may be entitled.

	    SECTION 13.	 the regular order of business at meetings of the Board
of Directors shall be as follows:

                    1. Reading and approval of the minutes  of any previous
                                meeting or meetings;

                    2. Election of Officers;

                    3. Unfinished business;

                    4. New business;

                    5. Adjournment.

                                           ARTICLE III

                           OFFICERS AND THEIR DUTIES

             SECTION 1. The Board of Directors, at its first and after each meeting after the annual meeting of stockholders shall elect a President, a Vice-President, a Secretary and a Treasure, to hold office for one year next coming and until their successors are elected and qualify. The officers of the Secretary and Treasurer may be held by one person.

               Any vacancy in any of said offices may be filed by the Board of Directors.

	The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurers and Transfer Agents of the Company as it may deem advisable; prescribe their duties, and fix their compensation and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents, and factors of the Company shall be chosen and appointed in such manner and shall hold their officers for such terms as the Board of Directors may by resolution prescribe.

	    SECTION 2.	The Board of Directors may select from among its members
a Chairman of the Board who may, if so selected, preside at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and who shall be available to consult with and advise the officers of the corporation with respect to the conduct of the business and affairs of the Company.

	    SECTION 3.	The President subject to the control of the Board of
Directors, shall be the chief executive officer of the Company and shall have general executive charge management, and control of the affairs, properties and operations of the Company in the ordinary course of business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities: The President may appoint or employ and discharge employees and agents of the Company and fix their compensation; make, execute acknowledge and deliver any and all contracts, leases, deed, conveyances, assignments, bills of sale, transfers, releases, and receipts, any and all mortgages, liens and hypothecations, and any and all bonds, debentures, and notes and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Company; and, with the Secretary or an Assistant Secretary, may sign all certificates for shares of the capital stock of the Company. He shall be a member of the Executive committee; in the absence of a Chairman of the Board he shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall perform such other duties as shall be prescribed by the Board of Directors.

	    SECTION 3.	The Vice-President shall be vested with all the powers
and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the Company and he shall so perform such other duties as shall be prescribed by the Board of Directors.

	    SECTION 4.	The Treasurer shall have the custody of all the funds and
securities of the company. When necessary or proper he shall endorse on behalf of the Company for collection checks, notes and other obligations; he shall deposit all monies to the credit of the Company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the company, except as herein otherwise provided. He shall sign with the President all bills of exchange and promissory notes of the Company; he shall also have the care and custody of all the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belonging to the Company as the Board of Directors shall designate; he shall sign all papers required by law or by these By-Laws or the Board of Directors to be singed by the Treasurer. Whenever required by the Board of Directors he shall render a statement of his cash account; he shall enter regularly in the books of the Company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the Company. He shall at all reasonable times exhibit the books of account to any Directors of the Company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

	    The Treasurer shall, if required by the Board of Directors, give bond to the Company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such surety as shall be approved by the Board of Directors, with expense of such bond to be borne by the Company.

	    SECTION 5.	The Board of Directors may appoint an Assistant Treasurer
who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the Company or by the Board of Directors, and the Board may require the Assistant Treasurer to give a bond to the Company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the Company.

	    SECTION 6.	The Secretary shall keep the Minutes of all meetings of
the Board of Directors and the Minutes of all meetings of the Stockholders and of the Executive Committee in books provided for that service. He shall attend to the giving and serving of all notices of the Company; he may sign with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal to all certificates of stock duly issued by the Company;
he shall have charge of Stock Certificate Books Stock Ledgers and such other books and papers as the Board of Directors or the Executive
Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Company during business hours and he shall in general perform all duties incident to the office of Secretary.

	    SECTION 7.	The Board of Directors may appoint an Assistant Secretary
who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the Company or by the Board of Directors.

	    SECTION 8.	Unless otherwise ordered by the Board of Directors the
President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like powers on any person or persons in place of the President to represent the Company for the purposes mentioned in this section.

                                      ARTICLE IV

                                  CAPITAL STOCK

	    SECTION 1.	The capital stock of the Company shall be issued in such
manner at such times and upon such conditions as shall be prescribed by the Board of Directors.

	    SECTION 2.	Ownership of stock in the Company shall be evidenced by
certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the Company and signed by the President or the Vice President and also by the Secretary or by an Assistant secretary.

	    All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the Company books.

	    No certificates shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary.

	    All certificates surrendered to the Company shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

	    SECTION 3.	No transfer of stock shall be valid as against the
Company except on surrender and cancellation of the certificate therefore, made either in person or under assignment, a new certificate shall be issued therefore.

	    Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be expressed in the entry of said transfer on the books of the Company.

	    SECTION 4.	The Board of Directors shall have power and authority to
make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

                    The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

                     SECTION 5.	The Stock Transfer Books shall be closed for all
meetings of the stockholders for a period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

                     SECTION 6.	Any person or persons applying for a certificate
of stock in lieu of one alleged to have been lost or destroyed shall make affidavit or affirmation of the fact, and shall deposit with the company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the Company with surety to be approved by the Board of Directors in double the current value of stock against any damage, loss or inconvenience to the Company, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate, so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matters, anything herein to the contrary notwithstanding.

                                   ARTICLE V

                         OFFICES AND BOOKS

	    SECTION 1.	The principal office of the corporation shall be at a
place designated by the Board of Directors and the Company may have a principal office in any state or territory as the Board of Directors may designate.

	    SECTION 2.	The Stock and Transfer Books and a copy of the By-
Laws and Articles of Incorporation of the Company shall be kept at its principal office designated by the Board of Directors, for the inspection of all who are authorized or have the right to seek the same, and for the transfer of stock. All other books of the Company shall be kept at such places as may be prescribed by the Board of Directors.

                                  ARTICLE VI

                           MISCELLANEOUS

	    SECTION 1.	The Board of Directors shall have power to reserve over
and above the capital stock paid in such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time declare dividends from the accumulated profits of the Company in excess of the amounts so reserved, and pay the same to the stockholders of the Company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Company.

	    SECTION 2.	No agreement, contract or obligation (other than checks
in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the Company for more than $15,000.00 shall be made without the authority of the Board of Directors or of the Executive Committee acting as such, with the exception of emergencies where life or property is at immediate risk and the officer so acting shall request the Board of Directors to ratify his or her actions.

	    SECTION 3.	Unless otherwise ordered by the Board of Directors, all
agreements and contracts shall be signed by the President in the name and on behalf of the Company.

	    SECTION 4.	All monies of the corporation shall be deposited when and
as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by Board of Directors and such deposits shall be made in the name of the Company.

	    SECTION 5.	In addition to and cumulative of, but in nowise limiting
or restricting, any other provision or provisions of these By-Laws which confer any authority relative thereto, all checks drafts and other orders for the payment of money or monies out of funds of the Company and all notes and other evidences of indebtedness of the Company shall be signed on behalf of the Company, in such manner, and by such officer of officers, person or persons, as shall from time to time be determined or designated by or pursuant to resolution or resolutions of the Board of Directors; provided, however, that if, when, after, and as authorized or provided for by resolution or resolutions of the Board of Directors the signature or signatures of any such officer or officers, person or persons, may be facsimile or facsimiles, engraved or printed, and shall have the same force and effect and bind the corporation as though such officer or officers, person or persons, had signed the same personally, and in event of the death, disability, removal or resignation of any such officer or officers, person or persons, as though and with the same effect as is such death, disability, removal, or resignation had not occurred.

	    SECTION 6	No loan or advance of money shall be made by the Company
to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

	    SECTION 7.	No director nor executive officer of the Company shall be
entitled to any salary or compensation for any services performed for the Company unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the majority vote of all the Directors voting in favor thereof.

	    SECTION 8.	The Company may take, acquire, hold, mortgage, sell or
otherwise deal in stocks bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

	    SECTION 9.	The Directors shall have power to authorize and cause to
be executed, mortgages, and liens without limit as to the amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have authority to dispose in any manner of the whole property of this corporation.

	SECTION 10.	The Company shall have a corporate seal.

                                  ARTICLE VII

                     AMENDMENT OF BY-LAWS

	    SECTION 1.	Amendments and changes of these By-Laws may be made at
any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board or by a vote of or a consent in writing signed by the holders of fifty-one percent (51%) of the issued and outstanding common stock.

	    KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the Directors of the above named corporation, do hereby consent to the foregoing By-Laws of said corporation.

	IN WITNESS WHEREOF, we have hereunto set our hands this 15th day of March 2000.

						DANIELLE REGGIA

						VIRGIL PALMER

						JAMES ONSTOTT